Exhibit 99.5 (f)

CONSENT OF FEARNLEYS ASIA (SINGAPORE) PTE LTD

Navig8 Product Tankers Inc

Trust Company Complex

Ajeltake Road

Ajeltake Island, Majuro

Marshall Islands MH96960

Scorpio Tankers Inc.

9, Boulevard Charles III

Monaco 98000

Re: Registration Statement on Form F-4 of Scorpio Tankers Inc.

We hereby consent to (i) the inclusion of our appraisal reports valuing all the vessels of Navig8 Product Tankers Inc dated December 31, 2016 (the “Appraisal Reports”) as Annex F to the Registration Statement on Form F-4 (File No. 333-218478) (the “Registration Statement”) and (ii) the references made to our firm and the Appraisal Reports in the proxy statement/prospectus forming part of the Registration Statement. We further consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are “experts” within the meaning of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder with respect to any part of the Registration Statement.

Fearnleys Asia (Singapore) Pte Ltd

By:	/s/ Espen Abrahamsen

August 4, 2017

Fearnleys Asia (Singapore) Pte Ltd Co. Reg. No. 200616418N An Astrup Fearnley company	Visting address: 3 Killiney Road #04-06/07 Winsland House I Singapore 239519	Office numbers Tel: (65) 6305 0988 Fax: (65) 6736 1714 www.fearnleys.com